                                                                    EXHIBIT 23.2




                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-36933, No. 333-42986, No. 333-61717 and No. 333-82398)
pertaining to the 1996 Equity Compensation Plan and Stock Purchase Plan of Health Grades, Inc. of our report dated February 8, 2002, with respect to the consolidated balance sheet of Health Grades, Inc. and subsidiaries as of December 31, 2001, and the related consolidated statements of operations, stockholders' equity, cash flows and schedule for the two years in the period then ended, included in the Annual Report (Form 10-K) for the year ended December 31, 2002.



                                            /s/ ERNST & YOUNG LLP
                                            ---------------------
                                            Ernst & Young LLP




Denver, Colorado
April 11, 2003